UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of the Report (Date of earliest event reported): November 5, 2018

WESTMOUNTAIN COMPANY

(Exact Name if Business Issuer as specified in its Charter)

Colorado	000-53030	26-1315305
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3463 Magic Drive, Suite 120
San Antonio, TX 78229
(Address of principal executive offices, including zip code)

(210) 767-2727

(Registrant's telephone number including area code)

(Former Name or Former Address, if Changed Since the Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2018, Henry Bourg, Chief Financial Officer (“CFO”) of WestMountain Company (the “Company”) informed the Company that he was resigning as CFO effective immediately.

On November 5, 2018, the Company appointed Brian Zucker, CPA, as CFO, effective immediately. The CFO serves as the Company’s principal financial officer and principal accounting offer.

Mr. Zucker, 57, has been a principal of CFO Financial Partners, LLC (“CFO Financial”) since 2011. CFO Financial provides a broad range of accounting, tax and regulatory related services to publicly traded companies, hedge funds, and high net worth individuals, and is a practice unit of RRBB Accountants and Advisors, a 50+ year old public accounting firm. He has over thirty years of experience as a CPA specializing in the securities industry. Mr. Zucker started his career as a Senior Consultant at Deloitte Haskins and Sells and later Price Waterhouse. He has previously served as the President and Chairman of Atlantis Business Development Corp., CFO of Natcore Solar Technology, Inc., and as a Managing Director of American Frontier Financial Corp. Mr. Zucker has a BS in Business (Accounting) from Pace University.

Family Relationships

There are no family relationships between Mr. Zucker and any other employees or members of the board of directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Zucker reportable under Item 404(a) of Regulation S-K.

Material Plans, Contracts, or Arrangements

In connection with Mr. Zucker’s appointment, the Company will pay $4,000 per month to CFO Financial. The Company will issue shares of restricted common stock to CFO Financial at a later date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 9, 2018

WESTMOUNTAIN COMPANY

By: /s/  James R. Garvin

James R. Garvin, Chief Executive Officer

 (Principal Executive Officer)